EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We have issued our report dated February 27, 2007, accompanying the consolidated financial statements incorporated by reference in the Annual Report of United Community Banks, Inc. on Form 10-K for the year ended December 31, 2006. We hereby consent to the incorporation by reference of said report in the Registration Statement of United Community Banks, Inc. on Forms S-8 (File No. 33-80885, effective December 27, 1995; File No. 333-70471, effective January 12, 1999; File No. 333-86876, effective April 24, 2002; File No. 333-99849, effective September 19, 2002; File No. 333-120623, effective November 19, 2004; File No. 333-125017, effective May 17, 2005; and File No. 333-130489, effective December 20, 2005), on Forms S-3 (File No. 333-116623, effective July 9, 2004 and File No. 333-127477, effective August 12, 2005) and on Form S-4 (File No. 333-137868, effective October 20, 2006).

/s/ Porter Keadle Moore, LLP
Atlanta, Georgia
February 27, 2007

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